UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-56744	92-0586004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Directors

On January 21, 2026, the Board of Directors (the “Board”) of Helio Corporation (the “Company”) appointed Vikas “Vik” Parti as a member of the Board, effective immediately. The Board also appointed Mr. Parti as Chairman of Intellectual Property.

On January 26, 2026, the Board appointed Mario Martinez and Bruce T. Campbell as members of the Board, effective immediately. The Board appointed Mr. Martinez as Chairman of the Audit Committee and Mr. Campbell as Chairman of the Compensation Committee of the Board of Directors.

Each of Messrs. Parti, Martinez and Campbell will serve as a director for a term of one year or until the Company’s next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Vikas “Vik” Parti

Mr. Parti (age 46) is a Registered Patent Attorney with extensive experience in intellectual property strategy, patent preparation and prosecution, and litigation-ready claim analysis before the U.S. Patent and Trademark Office, where he has been registered to practice since 2009. He holds a Juris Doctor from Western Michigan University Cooley Law School and a Bachelor of Science in Computer Science from Webster University.

Mr. Parti brings deep expertise in developing and managing patent portfolios for technology-driven companies, with a particular focus on aligning intellectual property protection with engineering development, commercialization strategies, and long-term business objectives. His background includes advising on patent strategy, freedom-to-operate considerations, and the protection of proprietary technologies and trade secrets.

In appointing Mr. Parti, the Board considered his experience in intellectual property law, technology commercialization, and strategic portfolio development, and determined that such experience makes him well-qualified to serve as a director of the Company. The Board also appointed Mr. Parti as Chairman of Intellectual Property, where he will assist the Company in overseeing its intellectual property strategy and the development of a patent portfolio aligned with the Company’s technical roadmap and long-term growth objectives.

The Board has determined that Mr. Parti is independent under applicable Securities and Exchange Commission rules and the standards applicable to companies listed on a national securities exchange.

Mario Martinez

Mr. Martinez brings more than 40 years of senior-level experience in finance and accounting. He has spent the past 15 years as a Senior Business Financial Consultant, following 25 years in global manufacturing roles with United Technologies, Lear, and General Electric. He previously served as Chief Financial Officer of IFAB Company and Rexnord Queretaro. Mr. Martinez holds a degree in Accounting from the University of Texas–Pan American.

In appointing Mr. Martinez as the Chairman of the Board’s Audit Committee, the Board considered his extensive experience in financial reporting, internal controls, compliance, and public company accounting matters, and determined that such experience makes him well-qualified to serve as a director and as Chair of the Audit Committee.

The Board has determined that Mr. Martinez is independent under applicable Securities and Exchange Commission rules and the standards applicable to companies listed on a national securities exchange. The Board has also determined that Mr. Martinez qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Bruce T. Campbell

Mr. Campbell (age 68) brings more than four decades of experience in engineering, global aviation operations, advanced aircraft development, and technical consulting. He began his career as a petroleum engineer focused on reservoir engineering, enhanced oil recovery, and project economic analysis. Mr. Campbell is a retired FedEx Captain with a 30-year career working in the United States and abroad, providing leadership in complex, high-consequence operational environments. He holds a B.A. in Geology with a minor in Chemistry from the University of Northern Colorado and a Master’s degree in Petroleum Engineering from the New Mexico Institute of Mining and Technology, and holds multiple aircraft type and flight instructor ratings.

In appointing Mr. Campbell as the Chairman of the Board’s Compensation Committee, the Board considered Mr. Campbell’s extensive leadership experience, operational discipline, and risk-management background, and determined that such experience makes him well-qualified to serve as a director and as Chair of the Compensation Committee.

The Board has determined that Mr. Campbell is independent under applicable Securities and Exchange Commission rules and the standards applicable to companies listed on a national securities exchange.

Director Agreements

In connection with the appointment of the independent directors previously disclosed, the Company entered into Board of Directors Agreements with each of the three directors on or about the date of their respective appointments. A form of Board of Directors Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Board of Directors Agreements, each director will serve as a member of the Board of Directors until the Company’s 2026 annual meeting of stockholders, subject to earlier resignation, removal, or death, and will be eligible for continued service on the Board subject to re-election by the Company’s stockholders.

Each director will be entitled to receive equity compensation with an aggregate annual value of $100,000, payable in quarterly grants of restricted stock awards with a value of $25,000 per quarter, subject to approval by the Compensation Committee, pursuant to the Company’s 2025 Equity Incentive Plan. The number of shares underlying each quarterly award will be determined based on the market price of the Company’s common stock at the end of the applicable fiscal quarter. The equity awards will be made for service rendered beginning on January 30, 2026 and continuing through the Company’s 2027 annual meeting of stockholders, subject to continued service on the Board and applicable approvals.

Each director will also be reimbursed for reasonable out-of-pocket expenses, including travel and related expenses, incurred in connection with attendance at meetings of the Board or committees thereof and in the performance of his or her duties as a director, in accordance with the Company’s customary reimbursement policies.

In addition, pursuant to the Board of Directors Agreements, the Company has agreed to indemnify the directors to the fullest extent permitted by applicable law, the Company’s Articles of Incorporation and Bylaws, and to maintain directors’ and officers’ liability insurance covering the directors.

Additional Information

There are no arrangements or understandings between any of Messrs. Parti, Martinez or Campbell and any other persons pursuant to which such directors were selected as directors.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between any of Messrs. Parti, Martinez or Campbell and any director or executive officer of the Company.

There are no related party transactions involving any of Messrs. Parti, Martinez or Campbell that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 FD Disclosure.

On January 21, 2026, the Company issued a press release announcing the appointment of Mr. Vikas “Vik” Parti to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 26, 2026, the Company issued a press release announcing the appointment of Mario Martinez and Bruce T. Campbell to the Board. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Director Agreement
99.1	Press Release, dated January 21, 2026
99.2	Press Release, dated January 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: January 27, 2026	By:	/s/ Edward Cabrera
	Name:	Edward Cabrera
	Title:	Chief Executive Officer

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